Exhibit 99.1
Zoom Reports First Quarter Results for Fiscal Year 2021
•First quarter total revenue of $328.2 million, up 169% year-over-year
•Number of customers contributing more than $100,000 in TTM revenue up 90% year-over-year
•Approximately 265,400 customers with more than 10 employees, up 354% year-over-year
San Jose, California – June 2, 2020 – Zoom Video Communications, Inc. (NASDAQ: ZM), a provider of video-first unified communications, today announced financial results for the quarter ended April 30, 2020.
“We were humbled by the accelerated adoption of the Zoom platform around the globe in Q1. The COVID-19 crisis has driven higher demand for distributed, face-to-face interactions and collaboration using Zoom. Use cases have grown rapidly as people integrated Zoom into their work, learning, and personal lives,” said Eric S. Yuan, Founder and Chief Executive Officer of Zoom. “I am proud of our Zoom employees who dedicated themselves to support customers and the global community during this crisis. With their tremendous efforts, we were able to provide high-quality video services to new and existing customers.
Yuan added, "We also supported an unprecedented number of free participants, including over 100,000 K-12 schools around the globe that chose Zoom to deliver the best online education experience. This quarter, we were also proud to launch Zoom Cares, our corporate philanthropic entity, with initial grants to San Jose Digital Inclusion Fund, Destination Home, the CDC Foundation, the World Health Organization and the CDE Foundation. While the key long-term focuses of this foundation are education, climate change, and social equity, our primary grants in Q1 were toward organizations making a difference during COVID-19.”
First Quarter Fiscal Year 2021 Financial Highlights:
•Revenue: Total revenue for the quarter was $328.2 million, up 169% year-over-year.
•Income from Operations and Operating Margin: GAAP income from operations for the quarter was $23.4 million, compared to GAAP income from operations of $1.6 million in the first quarter of fiscal year 2020. After adjusting for stock-based compensation expense and related payroll taxes and expenses related to charitable donation of common stock, non-GAAP income from operations for the first quarter was $54.6 million, up from $8.2 million in the first quarter of fiscal year 2020. For the first quarter, GAAP operating margin was 7.1% and non-GAAP operating margin was 16.6%.
•Net Income and Net Income Per Share: GAAP net income attributable to common stockholders for the quarter was $27.0 million, or $0.09 per share, compared to GAAP net income attributable to common stockholders of $0.2 million, or $0.00 per share in the first quarter of fiscal year 2020.
Non-GAAP net income for the quarter was $58.3 million, after adjusting for stock-based compensation expense and related payroll taxes, expenses related to charitable donation of common stock, and undistributed earnings attributable to participating securities. Non-GAAP net income per share was $0.20. In the first quarter of fiscal year 2020, non-GAAP net income was $8.9 million, or $0.03 per share. The non-GAAP weighted average share count for the first quarter of fiscal year 2020 has been adjusted to reflect the shares of Class A common stock issued in connection with the Initial Public Offering (“IPO”), including the concurrent private placement, that are outstanding as of the end of the period as if they were outstanding as of the beginning of the period for comparability.
•Cash: Total cash, cash equivalents, and marketable securities as of April 30, 2020 was $1.1 billion.
•Cash Flow: Net cash provided by operating activities was $259.0 million for the quarter, compared to $22.2 million in the first quarter of fiscal year 2020. Free cash flow was $251.7 million, compared to $15.3 million in the first quarter of fiscal year 2020.
Customer Metrics: Drivers of total revenue include acquiring new customers and expanding across existing customers. At the end of the first quarter of fiscal year 2021, Zoom had:

•Approximately 265,400 customers with more than 10 employees, up approximately 354% from the same quarter last fiscal year.
•769 customers contributing more than $100,000 in trailing 12 months revenue, up approximately 90% from the same quarter last fiscal year.
•A trailing 12-month net dollar expansion rate in customers with more than 10 employees above 130% for the 8th consecutive quarter.
Financial Outlook: Zoom is providing the following guidance for its second quarter fiscal year 2021 and its full fiscal year 2021.
•Second Quarter Fiscal Year 2021: Total revenue is expected to be between $495.0 million and $500.0 million and non-GAAP income from operations is expected to be between $130.0 million and $135.0 million. Non-GAAP diluted EPS is expected to be between $0.44 and $0.46 with approximately 299 million non-GAAP weighted average shares outstanding.
•Full Fiscal Year 2021: Total revenue is expected to be between $1.775 billion and $1.800 billion. This revenue outlook takes into consideration the demand for remote work solutions for businesses. It also assumed increased churn in the second half of the fiscal year when compared to historic churn levels due to a higher percentage of customers who purchased monthly subscriptions in the first quarter. Non-GAAP income from operations is expected to be between $355.0 million and $380.0 million. Non-GAAP diluted EPS is expected to be between $1.21 and $1.29 with approximately 300 million non-GAAP weighted average shares outstanding.
Additional information on Zoom's reported results, including a reconciliation of the non-GAAP results to their most comparable GAAP measures, is included in the financial tables below. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future.
A supplemental financial presentation and other information can be accessed through Zoom’s investor relations website at investors.zoom.us.
Zoom Video Earnings Call
Zoom will host a Zoom Video Webinar for investors on June 2, 2020 at 2:30p.m. Pacific Time / 5:30 p.m. Eastern Time to discuss the company’s financial results and business highlights. Investors are invited to join the Zoom Video Webinar by visiting: https://investors.zoom.us/
About Zoom
Zoom Video Communications, Inc. (NASDAQ: ZM) brings teams together to get more done in a frictionless and secure video environment. Our easy, reliable, and innovative video-first unified communications platform provides video meetings, voice, webinars, and chat across desktops, phones, mobile devices, and conference room systems. Zoom helps enterprises create elevated experiences with leading business app integrations and developer tools to create customized workflows. Founded in 2011, Zoom is headquartered in San Jose, California, with offices around the world. Visit zoom.com and follow @zoom_us.
Forward-Looking Statements
This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. These statements may relate to our market size and growth strategy, our estimated and projected costs, margins, revenue, expenditures and growth rates, our financial outlook, including our guidance for the second quarter fiscal year 2021 and full fiscal year 2021, our plans and objectives for future operations, growth, initiatives, or strategies. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the statements. These assumptions, uncertainties and risks include that, among others, our business, financial results and prospects would be harmed by any decline in new customers and hosts, renewals or upgrades, our limited operating history makes it difficult to evaluate our prospects and future results of operations, we operate in competitive markets, we do not expect to sustain our revenue growth rate in the future, there is continued uncertainty regarding the extent and duration of the impact of COVID-19 and the responses of government and private industry thereto, as well as the impact of COVID-19 on the overall economic environment, any or all of which will have an impact on demand for remote work solutions for businesses as well as overall distributed, face-to-face interactions and collaboration using Zoom, our business would be harmed by any significant interruptions, delays or outages in services from our co-located data centers, and failures in internet infrastructure or interference with broadband access could cause current or potential users to believe that our systems are unreliable. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our most recent filings with the Securities and Exchange Commission (the “SEC”), including our annual report on Form 10-K for the year ended January 31, 2020. Forward-looking statements speak only as of the date the statements are made and are based on information available to Zoom at the time those statements are made and/or management's good faith belief as of that time with respect to future events.  Zoom assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.
Non-GAAP Financial Measures
Zoom has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Zoom uses these non-GAAP financial measures internally in analyzing its financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing Zoom’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with Zoom’s condensed consolidated financial statements prepared in accordance with GAAP. A reconciliation of Zoom’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Non-GAAP Income From Operations and Non-GAAP Operating Margins. Zoom defines non-GAAP income from operations as income from operations excluding stock-based compensation expense and related payroll taxes and expenses related to charitable donation of common stock. Zoom excludes stock-based compensation expense and expenses related to charitable donation of common stock because they are non-cash in nature and excluding these expenses provides meaningful supplemental information regarding Zoom’s operational performance and allows investors the ability to make more meaningful comparisons between Zoom’s operating results and those of other companies. Zoom excludes the amount of employer payroll taxes related to employee stock plans, which is a cash expense, because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, this expense is dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of the business.
Non-GAAP Net Income and Non-GAAP Net Income Per Share, Basic and Diluted. Zoom defines non-GAAP net income and non-GAAP net income per share, basic and diluted, as GAAP net income attributable to common stockholders and GAAP net income per share attributable to common stockholders, basic and diluted, respectively, adjusted to exclude stock-based compensation expense and related payroll taxes, expenses related to charitable donation of common stock, and undistributed earnings attributable to participating securities. Zoom excludes undistributed earnings attributable to participating securities because they are considered by management to be outside of Zoom’s core operating results, and excluding them provides investors and management with greater visibility to the underlying performance of Zoom’s business operations, facilitates comparison of its results with other periods and may also facilitate comparison with the results of other companies in the industry.
In order to calculate non-GAAP net income per share, basic and diluted, Zoom uses a non-GAAP weighted-average share count. Zoom defines non-GAAP weighted-average shares used to compute non-GAAP net income per share, basic and diluted, as GAAP weighted average shares used to compute net income per share attributable to common stockholders, basic and diluted, adjusted to reflect the common stock issued in connection with the IPO, including the concurrent private placement, that are outstanding as of the end of the period as if they were outstanding as of the beginning of the period for comparability.
Free Cash Flow. Zoom defines free cash flow as GAAP net cash provided by operating activities less purchases of property and equipment. Zoom considers free cash flow to be a liquidity measure that provides useful information to management and investors regarding net cash provided by operating activities and cash used for investments in property and equipment required to maintain and grow the business.
Customer Metrics
Zoom defines a customer as a separate and distinct buying entity, which can be a single paid host or an organization of any size (including a distinct unit of an organization) that has multiple paid hosts.
Zoom calculates net dollar expansion rate as of a period end by starting with the annual recurring revenue (“ARR”) from all customers with more than 10 employees as of 12 months prior (“Prior Period ARR”). Zoom defines ARR as the annualized revenue run rate of subscription agreements from all customers at a point in time. We then calculate the ARR from these customers as of the current period end (“Current Period ARR”), which includes any upsells, contraction, and attrition. Zoom divides the Current Period ARR by the Prior Period ARR to arrive at the net dollar expansion rate. For the trailing 12 months calculation, Zoom takes an average of the net dollar expansion rate over the trailing 12 months.
Press Relations
Colleen Rodriguez
Global Media Relations Lead for Zoom
press@zoom.us

Investor Relations
Tom McCallum
Head of Investor Relations for Zoom
investors@zoom.us

Zoom Video Communications, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	As of
	April 30, 2020	January 31, 2020
Assets
Current assets:
Cash and cash equivalents	$488,653	$283,134
Marketable securities	616,714	572,060
Accounts receivable, net	257,512	120,435
Deferred contract acquisition costs, current	84,054	44,885
Prepaid expenses and other current assets	336,024	75,008
Total current assets	1,782,957	1,095,522
Deferred contract acquisition costs, noncurrent	115,643	46,245
Property and equipment, net	60,479	57,138
Operating lease right-of-use assets	65,316	68,608
Other assets, noncurrent	43,314	22,332
Total assets	$2,067,709	$1,289,845
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,472	$1,596
Accrued expenses and other current liabilities	507,010	122,692
Deferred revenue, current	523,246	209,542
Total current liabilities	1,033,728	333,830
Deferred revenue, noncurrent	28,596	20,994
Operating lease liabilities, noncurrent	62,989	64,792
Other liabilities, noncurrent	40,765	36,286
Total liabilities	1,166,078	455,902

Stockholders’ equity:
Preferred stock	—	—
Common stock	280	277
Additional paid-in capital	872,237	832,705
Accumulated other comprehensive income	1,887	809
Retained earnings	27,227	152
Total stockholders’ equity	901,631	833,943
Total liabilities and stockholders’ equity	$2,067,709	$1,289,845

Note: The amount of unbilled accounts receivable included within accounts receivable, net on the condensed consolidated balance sheets was $19.6 million and $12.5 million as of April 30, 2020 and January 31, 2020, respectively.

Zoom Video Communications, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended April 30,
	2020	2019
Revenue	$328,167	$121,988
Cost of revenue	103,707	24,104
Gross profit	224,460	97,884
Operating expenses:
Research and development	26,389	13,783
Sales and marketing	121,556	64,041
General and administrative	53,130	18,503
Total operating expenses	201,075	96,327
Income from operations	23,385	1,557
Interest income and other, net	5,790	973
Net income before provision for income taxes	29,175	2,530
Provision for income taxes	2,100	316
Net income	27,075	2,214
Undistributed earnings attributable to participating securities	(39)	(2,016)
Net income attributable to common stockholders	$27,036	$198

Net income per share attributable to common stockholders:
Basic	$0.10	$0.00
Diluted	$0.09	$0.00
Weighted-average shares used in computing net income per share attributable to common stockholders:
Basic	279,891,111	109,708,898
Diluted	295,184,958	136,428,379

Zoom Video Communications, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended April 30,
	2020	2019
Cash flows from operating activities:
Net income	$27,075	$2,214
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	28,777	6,662
Amortization of deferred contract acquisition costs	16,287	7,419
Depreciation and amortization	5,339	3,324
Provision for accounts receivable allowances	3,868	828
Non-cash operating lease cost	2,248	1,533
Charitable donation of common stock	1,000	—
Remeasurement gain on equity investment	(2,538)	—
Other	1,117	257
Changes in operating assets and liabilities:
Accounts receivable	(142,501)	(16,103)
Prepaid expenses and other assets	(49,080)	(8,617)
Deferred contract acquisition costs	(124,854)	(14,434)
Accounts payable	1,756	4,373
Accrued expenses and other liabilities	167,322	12,223
Deferred revenue	322,862	23,557
Operating lease liabilities, net	287	(1,000)
Net cash provided by operating activities	258,965	22,236
Cash flows from investing activities:
Purchases of marketable securities	(207,546)	(23,312)
Maturities of marketable securities	137,014	28,890
Sales of marketable securities	26,613	—
Purchases of property and equipment	(7,272)	(6,897)
Purchase of equity investment	(8,000)	—
Purchase of convertible promissory note	(5,000)	—
Collections of employee loans	1,319	—
Purchase of intangible assets	(162)	—
Net cash used in investing activities	(63,034)	(1,319)
Cash flows from financing activities:
Proceeds from international employee stock sales to be remitted to employees and tax authorities, net	218,540	—
Proceeds from exercise of stock options, net of repurchases	9,586	1,781
Proceeds from initial public offering and private placement, net of underwriting discounts and commissions and other offering costs	—	543,471
Net cash provided by financing activities	228,126	545,252
Net increase in cash, cash equivalents, and restricted cash	424,057	566,169
Cash, cash equivalents, and restricted cash – beginning of period	334,082	65,968
Cash, cash equivalents, and restricted cash – end of period	$758,139	$632,137

Zoom Video Communications, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended April 30,
	2020	2019
GAAP income from operations	$23,385	$1,557
Add:
Stock-based compensation expense and related payroll taxes	30,246	6,662
Charitable donation of common stock	1,000	—
Non-GAAP income from operations	$54,631	$8,219

GAAP net income attributable to common stockholders	$27,036	$198
Add:
Stock-based compensation expense and related payroll taxes	30,246	6,662
Charitable donation of common stock	1,000	—
Undistributed earnings attributable to participating securities	39	2,016
Non-GAAP net income	$58,321	$8,876

Net income per share - basic and diluted:
GAAP net income per share - basic	$0.10	$0.00
GAAP net income per share - diluted	$0.09	$0.00
Non-GAAP net income per share - basic	$0.21	$0.03
Non-GAAP net income per share - diluted	$0.20	$0.03

GAAP weighted-average shares used to compute net income per share - basic	279,891,111	109,708,898
Add:
Non-GAAP unweighted adjustment for common stock issued in connection with IPO	—	153,728,601
Non-GAAP weighted-average shares used to compute net income per share - basic	279,891,111	263,437,499

GAAP weighted-average shares used to compute net income per share - diluted	295,184,958	136,428,379
Add:
Non-GAAP unweighted adjustment for common stock issued in connection with IPO	—	153,728,601
Non-GAAP weighted-average shares used to compute net income per share - diluted	295,184,958	290,156,980

Net cash provided by operating activities	$258,965	$22,236
Less:
Purchases of property and equipment	(7,272)	(6,897)
Free cash flow (non-GAAP)	$251,693	$15,339
Net cash used in investing activities	$(63,034)	$(1,319)
Net cash provided by financing activities	$228,126	$545,252